UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2020

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 422-7700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	STWD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 29, 2020, Starwood Property Trust, Inc. (the “Company”) held its 2020 annual meeting of shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders: (i) elected the seven persons listed below as directors of the Company, each to serve until the Company’s 2021 annual meeting of shareholders and until his or her successor is duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s definitive proxy statement; and (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2020. Set forth below are the voting results for each of the proposals voted upon by the Company’s shareholders at the Annual Meeting:

Proposal 1 – Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard D. Bronson	140,537,519	20,788,782	77,093,909
Jeffrey G. Dishner	159,367,976	1,958,325	77,093,909
Camille J. Douglas	141,709,793	19,616,508	77,093,909
Solomon J. Kumin	143,489,459	17,836,842	77,093,909
Fred S. Ridley	156,676,931	4,649,370	77,093,909
Barry S. Sternlicht	152,788,218	8,538,083	77,093,909
Strauss Zelnick	138,253,435	23,072,866	77,093,909

Proposal 2 – Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
126,949,443	31,787,694	2,589,164	77,093,909

Proposal 3 – Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Calendar Year Ending December 31, 2020

For	Against	Abstentions	Broker Non-Votes
235,732,575	2,095,966	591,669	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2020	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel